Exhibit 99.1

Ebix Q4 Revenue ROSE 31% TO $104.7M AND EPS ROSE 11% TO $0.84; Full Year Revenue Rose 22% to $364.0M and EPS Rose 11% to $3.17

JOHNS CREEK, GA - March 1, 2018 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported fiscal 2017 fourth quarter (Q4 2017) and full year results for the periods ended December 31, 2017. Ebix will host a conference call to review its results tomorrow, Friday March 2nd at 11:00 a.m. EST (details below).

Ebix delivered the following results for the fourth quarter and full year of 2017:

Revenue: Total Q4 2017 revenue rose 31% to $104.7 million, compared to $80.0 million in Q4 2016 and increased 13% over Q3 2017 revenue of $92.8 million.

Full year 2017 revenue rose 22% to $364.0 million, compared to $298.3 million in 2016. Exchanges including the EbixCash operations in India, continued to be Ebix’s largest channel, accounting for 79% of the Company's Q4 2017 and 71% of full year 2017 Revenue.

(dollar amounts in thousands)
Channel	Q4 2017	Q4 2016	Change	2017	2016	Change
Exchanges	$ 82,353	$ 55,003	+50%	$ 259,470	$ 206,427	+26%
Broker Systems	3,576	3,451	+4%	14,674	14,105	4%
Risk Compliance Solutions (RCS)	18,052	20,707	-13%	86,832	74,196	17%
Carrier Systems	700	885	-21%	2,995	3,566	-16%
Total Revenue	$104,681	$ 80,046	+31%	$ 363,971	$ 298,294	+22%

Total Revenue on Constant Currency Basis	$ 102.9M	$ 80.0M	+29%	$ 360.0M	$ 298.3M	+21%

Earnings per Share: Q4 2017 diluted EPS increased 11% to $0.84 from $0.76 in Q4 2016. Full year 2017 diluted EPS increased 11% to $3.17 from $2.86 in 2016. The improvements reflect higher net income and the benefit of previous share repurchase activity.

Operating Cash: Cash generated from operations decreased 13% to $26.7 million in Q4 2017, compared to $30.7 million in Q4 2016. Cash generated from operations decreased 8% to $76.8 million in 2017, compared to $83.7 million in 2016.

Operating Income and Margins: Q4 2017 operating margins were 32%, a decrease over Q4 2016 margins of 35%. Operating income for Q4 2017 rose 20% to $33.1 million compared to $27.7 million in Q4 2016.

Full year 2017 operating margins were at 31%. Operating income for 2017 rose 13% to $113.2 million as compared to $100.3 million in 2016.

Exhibit 99.1

Net Income: Q4 2017 net income rose 8% to $26.6 million, compared to $24.6 million in Q4 2016. Net income increased 7% to $100.6 million in 2017, compared to $93.8 million in 2016.

Share Outstanding and Repurchases: Ebix made no repurchases of its common stock in Q4 2017, and repurchased 687,048 shares of its common stock for cash consideration of $39.4 million in the full year 2017. Reflecting its repurchase activity, Ebix’s weighted average diluted shares outstanding decreased to 31.7 million in Q4 2017 compared to 32.5 million in Q4 2016 and decreased to 31.7 million in 2017 compared to 32.9 million in 2016.

Q1 & Q2 2018 Diluted Share Counts: Based on share repurchases completed to date, Ebix expects its diluted share count to be approximately 31.7 million in Q1 2018 and Q2 2018.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2017 for a total cost of $2.4 million.

Ebix Chairman, and CEO Robin Raina said, “Our record 2017 results mark Ebix’s 18th consecutive year of revenue and EPS growth for the Company, supported by a strong finish to the year especially from EbixCash with record revenue and EPS in Q4 2017. With an annualized revenue run rate of $418 million, Ebix has a strong foundation from which to conquer new frontiers in terms of revenues, operating margins and EPS.”

Robin added, “We started the year 2017 primarily as an insurance exchange, and have finished the year with a strong presence in the financial exchange sector also through our EbixCash brand in India. Ebix’s Q4 2017 performance did not include full quarter revenues from the recent acquisition of Paul merchant remittance assets, or include any revenues from the recent acquisition of Transcorp, and only a few hundred thousand of revenues from our e-governance division which typically has a quarterly run rate of $6 million. Not withstanding these factors, Q4 2017 revenues from India operations and the EbixCash Financial Exchange translate to an annualized run rate of $127 million and $125 million respectively. Accordingly, we are encouraged by the momentum we have generated in these businesses in a short time.

“We are also pleased to have achieved 32% operating margins in Q4 2017, especially considering that the quarter had many non-recurring acquisition related costs. Once we have fully implemented all our acquisition integration and efficiency related measures, we expect the margins to improve from this level.”

Robin added, “We are in advance stages of review on several acquisition opportunities that have the potential to make material contributions to our 2018 results if we are able to complete these transactions on the contemplated terms. Also, we have executed a number of large new business contracts that are expected to start contributing to our top line in 2018. As a result of our strong business development activity and pipeline, combined with expected organic growth across the business, we believe Ebix is well positioned for another solid year in 2018.”

Sean Donaghy, Ebix’s CFO said “Ebix continues to produce robust operating cash flows, generating $26.7 million during Q4 of 2017 and $76.8 million during 2017. Our financial position remains strong with $89.5 million in aggregate cash, cash equivalents, and short-term cash deposit investments. Combined with available borrowing of $246 million under our syndicated bank facility, Ebix presently has access to approximately $331 million of capital to support continued organic and acquisitive growth as well as dividends and opportunistic share repurchases.”

Conference Call Details:

Exhibit 99.1

Call Date/Time:	Friday, March 2, 2018 at 11:00 a.m. EST
Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID #1064759
Live Audio Webcast:	www.ebix.com/webcast
Audio Replay URL:	www.ebix.com/result_17_Q4 after 2:00 p.m. EST on Mar 2nd

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial and healthcare industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 231,500 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, travel, pre-paid & gift cards, utility payments, etc., in an emerging country like India. EbixCash, through its travel portal Via.com, is also one of Southeast Asia’s leading travel exchanges with over 110,000 distribution outlets and 8,000 corporate clients processing over 24.5 million transactions every year

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual

Exhibit 99.1

Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Darren Joseph
678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Operating revenue	$104,681	$80,046	$363,971	$298,294
Operating expenses:

Cost of services provided	38,438	22,522	129,494	85,128
Product development	8,551	8,068	33,854	32,981
Sales and marketing	3,991	4,467	16,303	17,469
General and administrative (net)	17,820	14,670	59,976	51,689
Amortization and depreciation	2,800	2,658	11,123	10,746
Total operating expenses	71,600	52,385	250,750	198,013

Operating income	33,081	27,661	113,221	100,281
Interest income	97	632	1,711	1,851
Interest expense	(4,345))	(1,995)	(13,383)	(7,376)
Non-operating income - (loss)	—	—	—	1,162
Foreign currency exchange gain (loss)	(894)	(839)	1,811	13
Income before income taxes	27,939	25,459	103,360	95,931
Income tax expense	(414)	(516)	(777)	(1,637)
Net income including noncontrolling interest	27,525	24,943	102,583	94,294
Net income attributable to noncontrolling interest	952	314	1,965	447
Net income attributable to Ebix, Inc.	$26,573	$24,629	$100,618	$93,847

Basic earnings per common share	$0.84	$0.76	$3.19	$2.88

Diluted earnings per common share	$0.84	$0.76	$3.17	$2.86

Basic weighted average shares outstanding	31,470	32,279	31,552	32,603

Diluted weighted average shares outstanding	31,656	32,483	31,719	32,863

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$63,895	$114,118
Short-term investments	25,592	3,105
Restricted cash	4,040	0
Fiduciary funds- restricted	8,035	14,394
Trade accounts receivable, less allowances of $4,143 and $2,833, respectively	117,838	62,713
Other current assets	33,532	12,716
Total current assets	252,932	207,046
Property and equipment, net	41,704	37,061
Goodwill	666,863	441,404
Intangibles, net	45,711	41,336
Indefinite-lived intangibles	42,055	30,887
Capitalized software development costs, net	8,499	5,955
Deferred tax asset, net	43,529	31,345
Other assets	11,720	8,721
Total assets	$1,113,013	$803,755
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$75,073	$30,461
Accrued payroll and related benefits	8,201	7,474
Cash overdraft	9,243	0
Fiduciary funds- restricted	8,035	14,394
Short term debt, net of deferred financing costs of $136	14,364	12,364
Contingent liability for accrued earn-out acquisition consideration	4,000	1,921
Current portion of long term debt and capital lease obligation	17	9
Deferred revenue	22,562	22,564
Current deferred rent	278	281
Other current liabilities	5,159	244
Total current liabilities	146,932	89,712
Revolving line of credit	274,529	154,029
Long term debt and capital lease obligation, less current portion, net of deferred financing costs of $298 and $452, respectively	110,978	105,824
Contingent liability for accrued earn-out acquisition consideration	33,096	6,589
Deferred revenue	1,423	1,886
Long term deferred rent	638	1,009
Other liabilities	11,658	6,070
Total liabilities	579,254	365,119
Commitments and Contingencies

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2017 and 2016	0	0

Exhibit 99.1

Common stock, $.10 par value, 60,000,000 shares authorized, 31,476,428 issued and outstanding at December 31, 2017 and 32,093,294 issued and outstanding at December 31, 2016	3,148	3,209
Additional paid-in capital	1,410	0
Retained earnings	510,975	457,364
Accumulated other comprehensive loss	(24,023)	(33,677)
Total Ebix, Inc. stockholders’ equity	491,510	426,896
Noncontrolling interest)	42,249	11,740
Total stockholders' equity	$533,759	$438,636
Total liabilities and stockholders’ equity	$1,113,013	$803,755

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
	(in thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$100,618	$93,847	$79,533
Net income attributable to noncontrolling interest	1,965	447	0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,123	10,746	10,634
Provision for doubtful accounts	1,713	1,515	3,111
Provision for deferred taxes, net of acquisitions and effects of currency translation	(13,667)	(6,410)	(10,143)
Unrealized foreign exchange (gain)/losses	1,387	32	(1,743)
Gain on investment interest in IHC/Ebix joint venture	—	(1,162)	—
Amortization of capitalized software development costs	2,175	1,116	—
Share-based compensation	2,818	2,794	1,821
Debt discount amortization on convertible debt	—	—	17
Reduction of acquisition earn-out contingent liability	(164)	(1,344)	(1,533)
Reduction of rent expense as a result of purchase accounting adjustment	(948)	—	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(34,245)	(12,659)	(7,320)
Other assets	(2,133)	(1,034)	(3,834)
Accounts payable and accrued expenses	8,906	(3,703)	(19,895)
Accrued payroll and related benefits	(3,979)	170	(60)
Deferred rent	(413)	(234)	(656)
Reserve for potential uncertain income tax return positions	5,879	490	95
Liability - securities litigation settlement	—	—	(690)
Other liabilities	252	(3,039)	1,111
Deferred revenue	(4,480)	2,176	(1,762)
Net cash provided by operating activities	76,807	83,748	48,686
Cash flows from investing activities:
Investment in Paul Merchants	(37,398)	—	—
Investment in Via, net of cash acquired	(67,835)	—	—
Investment in Wall Street	(6,970)	—	—
Investment in YouFirst, net of cash acquired	(9,657)	—	—
Investment in beBetter	(1,000)	—	—
Investment in ItzCash, net of cash acquired	(69,301)	—	—
Payment of acquisition earn-out contingency, Qatarlyst	(1,921)	—	—
Funding of escrow account for possible future contingent earn-out payment related to business acquisition	(4,040)	—	—
Investment in Hope Health	—	(1,643)	—
Investment in Wdev, net of cash acquired	—	(6,320)	—
Investment in Via Media Health, net of cash acquired	—	—	(1,000)
Investment in P.B. Systems, net of cash acquired	—	—	(11,475)
Investment in EbixHealth JV, net of cash acquired	—	(696)	(6,000)
Purchases of marketable securities	—	(2,115)	(1,435)

Exhibit 99.1

Maturities of marketable securities	1,201	—	—
Capitalized software development costs	(2,805)	(3,988)	(3,489)
Capital expenditures	(7,385)	(5,977)	(13,994)
Net cash used in investing activities	(207,111)	(20,739)	(37,393)
Cash flows from financing activities:
Proceeds from / (Repayment) to line of credit, net	120,500	(52,436)	86,000
Proceeds from term loan	20,000	125,000	—
Principal payments on term loan obligation	(13,000)	(6,250)	(642)
Cash overdraft	6,162	—	—
Repurchase of common stock	(45,732)	(59,784)	(81,653)
Payments of long term debt	—	(600)	—
Payments for capital lease obligations	(11)	(5)	(10)
Excess tax benefit from share-based compensation	—	—	463
Proceeds from exercise of common stock options	52	824	2,209
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(398)	(998)	(2,202)
Dividends paid	(9,545)	(9,829)	(10,472)
Net cash provided (used) by financing activities	78,028	(4,078)	(6,307)
Effect of foreign exchange rates on cash and cash equivalents	$2,053	$(1,992)	$(107)
Net change in cash and cash equivalents	(50,223)	56,939	4,879
Cash and cash equivalents at the beginning of the year	$114,118	$57,179	$52,300
Cash and cash equivalents at the end of the year	$63,895	$114,118	$57,179
Interest paid	12,552	7,219	5,379
Income taxes paid	10,426	16,634	28,637